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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 15, 1998, included in Homeside Lending, Inc.'s Form 10-K for the year ended September 30, 1998, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Jacksonville, Florida
July 27, 1999